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                                           Filed Pursuant to Rule 424(b)(3)

                                           REGISTRATION NO. 333-27503



              PROSPECTUS SUPPLEMENT NO. 2 DATED FEBRUARY 20, 1998 TO THE
                          PROSPECTUS DATED JUNE 19, 1997 OF
                                  MEDIA LOGIC, INC.


     This Prospectus Supplement No. 2 amends the number of shares of Common Stock of Media Logic, Inc. (the "Company") being offered for sale by the Selling Stockholders (and reflected throughout the Prospectus). The Selling Stockholders are offering for sale 3,039,567 shares of Common Stock (which is a decrease of 23,655 shares from the 3,063,222 shares referenced in Prospectus Supplement No. 1 to the Prospectus) which number represents the aggregate number of shares of Common Stock issued upon conversion of all of the Debentures. As of January 28, 1998, all of the Debentures had been converted into shares of Common Stock.

     This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus dated June 19, 1997 and Prospectus Supplement No.1 dated December 31, 1997.